EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Exhibit 99.1 incorporated by reference in Thomson Reuters Corporation’s Annual Report on Form 40-F for the year ended December 31, 2016.

/s/ PricewaterhouseCoopers LLP

New York, New York

May 23, 2017